Exhibit 99.2

DINOKING TECH, INC AND PREMIER EXHIBITIONS, INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations based upon the combined historical financial statements of Dinoking Tech Inc. (“Dinoking”) and Premier Exhibitions, Inc. (“Premier”) after giving effect to the transaction between Dinoking and Premier and adjustments described in the accompanying notes.

On November 1, 2015 Premier and Dinoking completed a business combination contemplated by the Merger Agreement entered into as of April 2, 2015 by and among Premier Exhibitions, Inc., a Florida corporation, Dinoking Tech Inc., a company existing under the laws of the Province of British Columbia, 1032403 B.C. Ltd., a company existing under the laws of the Province of British Columbia and wholly-owned subsidiary of Premier (“ExchangeCo”), and Mr. Daoping Bao and Ms. Nancy Brenner, the shareholders of Dinoking (as described herein, the “Transaction”).

Pursuant to the Merger Agreement, at the Closing the Company acquired all of the outstanding shares of Dinoking for total consideration of 1,434,720 shares of ExchangeCo (“Exchangeable Shares”). The Exchangeable Shares are exchangeable for an aggregate of 1,434,720 shares of common stock of the Company pursuant to the terms of such shares and that certain Support Agreement entered into between the Company and ExchangeCo at the Closing.  The Company also issued to each of the Dinoking shareholders one share of a separate class of stock of the Company that provides for voting rights in the Company equal to the number of Exchangeable Shares held by such Dinoking shareholder (“Special Voting Shares”).

The Company has also agreed to future contingent payments to the Dinoking shareholders of up to an aggregate of approximately $8.6 million (the “Future Contingent Payments”) payable in either cash or shares of common stock of the Company upon the satisfaction of certain events by Dinoking or the execution by Dinoking of specified exhibition and joint venture agreements with third parties meeting the requirements set forth in that certain Success Payment Agreement, dated April 2, 2015, by and among the Company, Mr. Bao and Ms. Brenner.

The Transaction will be accounted for as a reverse acquisition under the acquisition method of accounting, which requires determination of the accounting acquirer. The accounting guidance for business combinations, Accounting Standards Codification 805, provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company, the existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

Dinoking will be entitled to designate the majority of the board of directors of the combined company, and Dinoking and its affiliates will receive approximately 47% of the equity securities and voting rights of the combined company before the issuance of any contingent shares. As such, Dinoking is considered to be the acquirer of Premier for accounting purposes. This means that Dinoking will allocate the purchase price to the fair value of Premier’s assets and liabilities at the acquisition date, with any excess purchase price being recorded as goodwill.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 are based on the historical financial statements of Premier and Dinoking. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 are based on the historical financial statements of Premier and Dinoking for the year ended December 31, 2014. For additional information regarding the presentation of the Dinoking financial statements, refer to the audited consolidated financial statements of Dinoking as of December 31, 2014 and for the year then ended, and the unaudited consolidated financial statements of Dinoking as of September 30, 2015, which are included in this Form 8-K/A.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 gives effect to the acquisition as if it had occurred on September 30, 2015, and includes all adjustments that give effect to events that are directly attributable to the acquisition and are factually supportable, including the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 give effect to the acquisition as if it had occurred on January 1, 2015 and January 1, 2014, respectively, and include all adjustments that give effect to events that are directly attributable to the acquisition, are expected to have a continuing impact, and are factually supportable, including the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and the notes thereto of each of Dinoking and Premier, as well as the disclosures contained in Premier’s Management’s Discussion and Analysis of Financial Condition and Results of Operations in the August 31, 2015 10-Q Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Transaction, as described in the notes to the unaudited pro forma condensed combined financial information.

Premier Exhibitions, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2015

(in thousands)

	Dinoking	Premier			Premier
	Tech, Inc.	Exhibitions, Inc.	Pro Forma	Pro Forma	Exhibitions, Inc.
	Historical (1)	Historical (2)	Adjustments (3)	Adjustments (3)	Pro-forma
ASSETS
			(a)	(b)
Current assets:
Cash and cash equivalents	$813	$1,699	$(1,699)	$1,699	$2,512
Certificates of deposit and other investments	39	-	-		39
Accounts receivable, net of allowance for doubtful accounts	472	479	(479)	479	951
Merchandise inventory, net of reserve	-	976	(976)	931	931
Prepaid expenses	207	2,758	(2,758)	531	738
Other current assets	-	156	(156)	148	148
Current portion of deferred tax asset	235	-	-	8	243
Total current assets	1,766	6,068	(6,068)	3,796	5,562

Property and equipment, net of accumulated depreciation	2,187	20,691	(20,691)	6,009	8,196
Artifacts owned	-	2,872	(2,872)	9,677	9,677
Net investment in leases	841	-	-	-	841
Restricted certificate of deposit	-	801	(801)	-	-
Restricted cash	-	68	(68)	-	-
Long-term exhibition costs	-	202	(202)	-	-
Subrogation rights and salvor's lien	-	251	(251)	-	-
Future contingent payments	-	-	-	8,563	8,563
Titanic trust fund	-	408	(408)	-
Deferred income taxes	186	60	(60)	-	186
Exhibitions licenses, net of accumulated amortization	-	1,471	(1,471)	2,859	2,859
Film and gaming assets, net of accumulated amortization	-	1,242	(1,242)	-	-
Future rights fees, net of accumulated amortization'	-	732	(732)	-	-
Goodwill	-	-	-	-	-
Tradenames and trademarks	25	-	-	398	423
Total Assets	$5,005	$34,866	$(34,866)	$31,302	$36,307

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$827	$6,183	(6,183)	$7,587	$8,414
Deferred revenue	999	1,905	(1,905)	1,905	2,904
Deferred rent	-	-	-	-	-
Income tax payable	445	-	-	-	445
Deferred income taxes	-	60	(60)	60	60
Current portion of deferred lease income	459	-	-	-	459
Short-term portion of capital lease obligations	-	60	(60)	60	60
Short-term portion of royalty payable, net of discount	-	297	(297)	105	105
Current portion of term loan	467	-	-	-	467
Short-term portion of notes payable, net of discount	-	13,698	(13,698)	198	198
Total current liabilities	3,197	22,203	(22,203)	9,915	13,112

Long-Term liabilities:
Deferred rent	-	8,965	(8,965)	8,965	8,965
Deferred revenue, net of current portion	1,045	-	-	-	1,045
Lease abandonment	-	748	(748)	748	748
Long-term portion of notes payable	402	-	-		402
Long-term portion of royalty payable, net of discount	-	206	(206)	55	55
Long-term portion of capital lease obligations	-	254	(254)	254	254
Total long-term liabilities	1,447	10,173	(10,173)	10,022	11,469

Commitment and Contingencies

Shareholders' equity:
Common stock, preferred stock, additional
paid-in capital, and treasury stock	1	54,163	(54,163)	11,365	11,366
Retained earnings/(accumulated deficit)	360	(52,564)	52,564	-	360
Accumulated other comprehensive loss	-	(14)	14	-	-
Equity Attributable to Shareholders of Premier Exhibitions, Inc.	361	1,585	(1,585)	11,365	11,726
Equity Attributable to Non-controlling interest	-	905	(905)	-	-
Total liabilities and shareholders' equity	$5,005	$34,866	$(34,866)	$31,302	$36,307

(1)	This financial information is from the unaudited Dinoking Tech, Inc. balance sheet as of September 30, 2015 converted to US Dollars and Premier Exhibitions, Inc. financial statement format.
(2)	This financial information is from the unaudited Premier Exhibitions balance sheet as of September 30, 2015.
(3)	See Note 4. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

Premier Exhibitions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2015

(in thousands, except share and per share amounts)

	Dinoking	Premier			Premier
	Tech, Inc.	Exhibitions, Inc.	Pro Forma		Exhibitions, Inc.
	Historical (1)	Historical (2)	Adjustments (3)		Pro-forma
Revenue:
Exhibition revenue	$4,256	$16,536	-		$20,792
Merchandise and other	-	3,455	-		3,455
Management fee	-	204
Licensing fee	-	60	-		60
Total revenue	4,256	20,255	-		24,307

Cost of revenue:
Exhibition costs	390	14,979	-		15,369
Cost of merchandise sold	-	1,308	-		1,308
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	390	16,287	-		16,677

Gross profit	3,866	3,968	-		7,630

Operating expenses:
General and administrative	2,489	8,455	(2,050	)(c)	8,894
Net gain on disposal of assets	-	(32)	-		(32)
Depreciation and amortization	309	3,787	(2,275	)(d)	1,821
Impairment of goodwill and intangible assets	-	2,926	(2,926	)(e)	-
Write-off of assets	-	120	(120	)(f)	-
Gain on notes payable fair market value adjustment	-	(339)	-		(339)
Contract and legal settlements loss/(gain)	-	317	-		317
Total operating expenses	2,798	15,234	(7,371)		10,661

Income/(loss) from operations	1,068	(11,266)	7,371		(3,031)

Interest expense	(45)	(1,368)	1,256	(g)	(157)
Realized gains/(losses) on foreign currency transactions	316	(312)	(316	)(h)	(312)
Other income	-	91	-		91

Income/(loss) before income taxes	1,339	(12,855)	8,311		(3,409)

Income tax expense	548	-	(548	)(i)	-

Net income/(loss)	791	(12,855)	8,859		(3,409)
Reclassification of foreign currency transactions to earnings	(318)	-	318	(h)	-
Comprehensive income/(loss)	473	(12,855)	9,177		(3,409)
Less: Net loss attributable to noncontrolling interests	-	1,319	(1,319	)(j)	-
Comprehensive income/(loss) attribuable to Premier Exhibitions, Inc.	$473	$(11,536)	$7,858		$(3,409)

Net loss per share:
Basic loss per common share		$(2.35)			$(0.36)
Diluted loss per common share		$(2.35)			$(0.36)

Shares used in basic per share calculations		4,917,087	4,448,116		9,365,203
Shares used in diluted per share calculations		4,917,087	4,448,116		9,365,203

(1)	This financial information is from the unaudited Dinoking Tech, Inc. statement of operations for the nine months ended September 30, 2015 converted to US Dollars and Premier Exhibitions, Inc. financial statement format.
(2)	This financial information is from the unaudited Premier Exhibitions statement of operations for the nine months ended September 30, 2015.
(3)	See Note 4. Pro Forma Adjustmentsto the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

Premier Exhibitions, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2014

(in thousands, except share and per share amounts)

	Dinoking	Premier			Premier
	Tech, Inc.	Exhibitions, Inc.	Pro Forma		Exhibitions, Inc.
	Historical (1)	Historical (2)	Adjustments (3)		Pro-forma
Revenue:
Exhibition revenue	$5,436	$23,580	-		$29,016
Merchandise and other	-	4,867	-		4,867
Management fee	-	677	-		677
Total revenue	5,436	29,124	-		34,560

Cost of revenue:
Exhibition costs	902	16,736	-		17,638
Cost of merchandise sold	-	2,139	-		2,139
Total cost of revenue (exclusive of depreciation
and amortization shown separately below)	902	18,875	-		19,777

Gross profit	4,534	10,249	-		14,783

Operating expenses:
General and administrative	2,351	12,531	(161	)(c)	14,721
Depreciation and amortization	450	4,534	(2,519	)(d)	2,465
Net gain on disposal of assets	-	(4)	-		(4)
Gain on note payable fair market value adjustment	-	(153)	-		(153)
Contract and legal settlements loss/(gain)	-	(281)	-		(281)
Total operating expenses	2,801	16,627	(2,680)		16,748

Income/(loss) from operations	1,733	(6,378)	2,680		(1,965)

Interest expense	(74)	(540)	512	(g)	(102)
Realized gains/(losses) on foreign currency transactions	242	(137)	(242	)(h)	(137)
Other income	-	(10)			(10)

Income/(loss) before income taxes	1,901	(7,065)	2,950		(2,214)

Income tax expense	679	-	(679	)(i)	-

Net income/(loss)	1,222	(7,065)	3,629		(2,214)
Reclassification of foreign currency transactions to earnings	178	-	(178	)(h)	-
Comprehensive income/(loss)	1,400	(7,065)	3,451		(2,214)
Less: Net loss attributable to noncontrolling interests	-	(739)	739	(j)	-
Comprehensive income/(loss) attribuable to Premier Exhibitions, Inc.	$1,400	$(6,326)	$3,451		$(2,214)

Net loss per share:
Basic loss per common share		$(1.29)			$(0.24)
Diluted loss per common share		$(1.29)			$(0.24)

Shares used in basic per share calculations		4,909,887	4,448,116		9,358,003
Shares used in diluted per share calculations		4,909,887	4,448,116		9,358,003

(1)	This financial information is from the audited Dinoking Tech, Inc. statement of operations for the year ended December 31, 2014 converted to US Dollars and Premier Exhibitions, Inc. financial statement format.
(2)	This financial information is from the unaudited Premier Exhibitions statement of operations for the year ended December 31, 2014.
(3)	See Note 4. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statements of Operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

OF DINOKING TECH, INC. AND PREMIER EXHIBITIONS, INC.

1. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Transaction and certain other adjustments. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of the date the Transaction closed, and could result in a significant change to the unaudited pro forma condensed combined financial information, including goodwill.

Dinoking’s historical results are derived from Dinoking’s unaudited consolidated balance sheet as of September 30, 2015 and the statement of operations and comprehensive income/(loss) for the nine months then ended and the audited statement of operations and comprehensive income for the year ended December 31, 2014. Premier’s historical results are derived from Premier’s unaudited consolidated balance sheet as of September 30, 2015 and the statement of operations and comprehensive income/(loss) for the nine months then ended and the statement of income and comprehensive loss for the year ended December 31, 2014.

Note 2: Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015 are based on the historical financial statements of Premier and Dinoking. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 are based on the historical financial statements of Premier and Dinoking for the year ended December 31, 2014 For additional information regarding the presentation of the Dinoking financial statements, refer to the audited financial statements of Dinoking as of December 31, 2014 and for the year then ended, and the unaudited financial statements of Dinoking as of September 30, 2015.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the Transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015, gives effect to the acquisition as if it had occurred on September 30, 2015, and includes all adjustments that give effect to events that are directly attributable to the acquisition and are factually supportable including the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 gives effect to the acquisition as if it had occurred on January 1, 2015 and January 1, 2014, respectively, and include all adjustments that gives effect to events that are directly attributable to the acquisition, are expected to have a continuing impact, and are factually supportable including the allocation of the preliminary purchase price to the acquired assets and liabilities based upon their estimated fair values.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited historical financial statements and the notes thereto of each of Dinoking and Premier, as well as the disclosures contained in Premier’s Management’s Discussion and Analysis of Financial Condition and Results of Operations. Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Transaction or any integration costs. Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the Transaction, as described in the notes to the unaudited pro forma condensed combined financial information.

Note 3. Calculation of Estimated Purchase Price and Preliminary Purchase Price Allocation

Calculation of Estimated Purchase Price Preliminary

The estimated purchase price consists of $13.5 million in convertible debt and approximately $6.4 million in common stock of Premier to be issued in exchange for the shares of Dinoking, less the fair market value of the amount returnable to Dinoking as a result of the potential future contingent payments of $8.6 million.

Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Premier will be recorded at their acquisition date fair value and added to those of Dinoking. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of November 1, 2015, and have been prepared to illustrate the estimated effect of the Transaction.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Premier, with the excess recorded as artifacts value (dollars in thousands):

Current assets	$3,796
Property and equipment	6,009
Other intangible assets	3,257
Contingent payments	8,563
Artifacts	9,677
Total assets	31,302

Current liabilities less current portion of debt	9,552
Other long-term liabilities	9,713
Debt	672
Total liabilities	19,937
Estimated purchase price	$11,365

Note 4. Pro Forma Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations

(a)	Represents the elimination of Premier Exhibitions, Inc. historical balance sheet because Premier Exhibitions, Inc. is not considered the accounting acquirer.

(b)	Reflects the acquisition method of accounting based on the estimated preliminary fair value of the assets and liabilities of Premier Exhibitions, Inc. as discussed in Note 2 above.

(c)	Represents the elimination of Transaction expenses since they will not occur on a go forward basis.

(d)	Represents the elimination of Premier Exhibitions, Inc. depreciation and amortization of intangible assets and the adjustments to record depreciation and amortization expense related to other identifiable intangible assets, exhibition licenses and trademarks and tradenames, calculated on a straight-line basis. These assets are expected to have a useful life of four to five years.

(e)	Represents the elimination of Premier Exhibitions, Inc. historical impairment of intangible assets.

(f)	Represents the elimination of historical Premier Exhibitions, Inc. write-off of assets.

(g)	Represents the elimination of Premier Exhibitions, Inc. historical interest expense related to notes payable that would not have been issued if the acquisition had occurred earlier.

(h)	Represents the elimination of currency transactions for Dinoking, as the assets would have been in US dollars as opposed to Canadian dollars thus no foreign currency translation would have existed.

(i)	Represents the decrease in income taxes as Dinoking would have been able to utilize Premier losses to reduce income taxes expense.

(j)	Represents the elimination of the non-controlling interest in Premier Exhibition Management, LLC, since the value of the equity in that entity is restated to zero.